Press Release

Exhibit 99.1
Company Contact:
Jill A. Hewitt
Senior Vice President
OceanFirst Financial Corp.
1.888.623.2633 ext. 7513
jhewitt@oceanfirst.com

OCEANFIRST BANK
ANNOUNCES APPOINTMENT OF
KARTHIK SRIDHARAN,
EXECUTIVE VICE PRESIDENT AND
CHIEF INFORMATION OFFICER

RED BANK, NEW JERSEY, SEPTEMBER 9, 2019….OceanFirst Bank N.A. (OceanFirst), the wholly owned subsidiary of OceanFirst Financial Corp. (NASDAQ:OCFC), announces the appointment of Karthik Sridharan as Executive Vice President and Chief Information Officer.
Mr. Sridharan will lead OceanFirst’s efforts to further enhance its digital banking strategies and to ensure its infrastructure is prepared to support the Company’s rapid growth trajectory. He will report directly to Chairman and Chief Executive Officer Christopher D. Maher.
Mr. Sridharan is a senior information technology executive with more than 26 years of experience. Most recently he was the Chief Technology Officer at Citigroup and previously held leadership positions in global technology management with JP Morgan Chase & Co. and Bank of America Corp. Prior to the positions he held in the financial services industry, Mr. Sridharan was an Industry Manager at Microsoft Corp.
Mr. Sridharan is a graduate of the Temple University Fox School of Business with a bachelors degree in business administration and information systems management. He also graduated from the Global Management Executive Program at Harvard University’s Business School.
OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $8.0 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City. OceanFirst Bank delivers commercial and residential financing solutions, trust and asset management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.